UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report:  June 30, 2005

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  0-7903

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐            Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01  Other Events

Effective June 30, 2005, the registrant’s subsidiary, Spin-Cast Plastics, Inc.(Spin-Cast), a captive manufacturer of the registrant's Protect and Direct segment, sold most of its assets, including certain machinery, equipment and inventory, to Elkhart Plastics, Inc. (Elkhart) for  approximately $1.2 million.  Spin-Cast continues to own its facility at 3300 N. Kenmore Street, South Bend, Indiana, which as part of this transaction, Elkhart leased for two years with an option to purchase the facility.  Another of the registrant’s subsidiaries, Energy Absorption Systems (AL) LLC, and Elkhart also entered into a five year purchase/supply agreement whereby Elkhart will manufacture certain rotationally-molded products for sale by the registrant’s affiliates.

The sale of these assets, combined with the long-term purchase/supply agreement, is part of the registrant’s on-going efforts to reduce its operating costs. The registrant used proceeds of this transaction to pay down bank debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	June 30, 2005	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)